                                    EXHIBIT 7

Legal Title of Bank:     Bank One Trust Company, N.A.   Call Date: 12/31/01       State #: 391581   FFIEC 041
Address:                 100 Broad Street               Vendor ID:  D             Cert #:  21377    Page RC-1
City, State  Zip:        Columbus, OH 43271             Transit #:  04400003

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31, 2001

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet


                                                                                           Dollar Amounts in thousands      C300
                                                                                                                       ------------
                                                                                           RCON        BIL MIL THOU
                                                                                           ----        ------------

ASSETS
1.  Cash and balances due from depository institutions (from Schedule                      RCON
    RC-A):                                                                                 ----
    a. Noninterest-bearing balances and currency and coin(1)....................           0081             285,199          1.a
    b. Interest-bearing balances(2).............................................           0071                   0          1.b
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A)................           1754                   0          2.a
    b. Available-for-sale securities (from Schedule RC-B, column D).............           1773                 336          2.b
3.  Federal funds sold and securities purchased under agreements to resell......           1350           1,466,628          3.
                                                                                           RCON
4.  Loans and lease financing receivables: (from Schedule RC-C):                           ----
    a. Loans and leases held for sale...........................................           5369                   0          4.a
    b. Loans and leases, net of unearned income.................................           B528             195,551          4.b
    c. LESS: Allowance for loan and lease losses................................           3123                 292          4.c
    d. Loans and leases, net of unearned income and allowance
       (item 4.b minus 4.c).....................................................           B529             195,259          4.d
5.  Trading assets (from Schedule RC-D).........................................           3545                   0          5.
6.  Premises and fixed assets (including capitalized leases)....................           2145              13,065          6.
7.  Other real estate owned (from Schedule RC-M)................................           2150                   0          7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M)..............................................           2130                   0          8.
9.  Customers' liability to this bank on acceptances outstanding                           2155                   0          9.
10. Intangible assets...........................................................
    a.  Goodwill................................................................           3163                   0          10.a
    b.  Other intangible assets (from Schedule RC-M)............................           0426               9,224          10.b
11. Other assets (from Schedule RC-F)...........................................           2160             250,027          11.
12. Total assets (sum of items 1 through 11)....................................           2170           2,219,738          12.


(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:     Bank One Trust Company, N.A.   Call Date: 12/31/01       State #: 391581   FFIEC 041
Address:                 100 Broad Street               Vendor ID:  D             Cert #:  21377    Page RC-2
City, State  Zip:        Columbus, OH 43271             Transit #:  04400003

Schedule RC-Continued
                                                                                                 Dollar Amounts in
                                                                                                     Thousands
                                                                                                     ---------
LIABILITIES
13. Deposits:                                                                              RCON
    a. In domestic offices (sum of totals of columns A and C                               ----
       from Schedule RC-E)......................................................           2200           1,957,028          13.a
       (1) Noninterest-bearing(1)...............................................           6631           1,378,041          13.a1
       (2) Interest-bearing.....................................................           6636             587,987          13.a2
    b. Not applicable
14. Federal funds purchased and securities sold under agreements
    to repurchase...............................................................        RCFD 2800                 0          14.
15. Trading Liabilities(from Schedule RC-D).....................................        RCFD 3548                 0          15.
16. Other borrowed money (includes mortgage indebtedness and
    obligations under capitalized leases) (from Schedule RC-M)..................           3190                   0          16.
17. Not applicable
18. Bank's liability on acceptances executed and outstanding....................           2920                   0          18.
19. Subordinated notes and debentures (2).......................................           3200                   0          19.
20. Other liabilities (from Schedule RC-G)......................................           2930              72,264          20.
21. Total liabilities (sum of items 13 through 20)..............................           2948           2,029,292          21.
22. Minority interest in consolidated subsidiaries..............................           3000                   0          22.
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus...............................           3838                   0          23.
24. Common stock................................................................           3230                 800          24.
25. Surplus (exclude all surplus related to preferred stock)....................           3839              45,157          25.
26.      a. Retained earnings...................................................           3632             144,485          26.a
    b. Accumulated other comprehensive income (3)...............................           B530                   4          26.b
27. Other equity capital components (4).........................................           A130                   0          27.
28. Total equity capital (sum of items 23 through 27)...........................           3210             190,446          28.
29. Total liabilities, minority interest, and equity
    capital (sum of items 21, 22, and 28).......................................           3300           2,219,738          29.

Memorandum
To be reported only with the March Report of Condition.                                 -----------------------------------------
1.  Indicate in the box at the right the number of the statement below that best          N/A                        Number
    describes the most comprehensive level of auditing work performed for the             RCFD 6724                  M.1.
    bank by independent external auditors as of any date during 2000............        -----------------------------------------
1 = Independent audit of the bank conducted in accordance         4. =  Directors' examination of the bank performed by other
    with generally accepted auditing standards by a certified           external auditors (may be required by state chartering
    public accounting firm which submits a report on the bank           authority)
2 = Independent audit of the bank's parent holding company        5  =  Review of the bank's financial statements by external
    conducted in accordance with generally accepted auditing            auditors
    standards by a certified public accounting firm which         6  =  Compilation of the bank's financial statements by
    submits a report on the consolidated holding company                external auditors
    (but not on the bank separately)                              7  =  Other audit procedures (excluding tax preparation work)
3 = Directors' examination of the bank conducted in               8  =  No external audit work
    accordance with generally accepted auditing standards by
    a certified public accounting firm (may be required by
    state chartering authority)

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited-life preferred stock and related surplus.
(3) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains
    (losses) on cash flow hedges, and minimum pension liability adjustments.
(4) Includes treasury stock and unearned Employee Stock Ownership Plan shares.